EXHIBIT 23.4

[LETTERHEAD OF MCGLADREY & PULLEN]

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement of Centennial Bank Holdings, Inc. on Form S-1 (No. 333-124855) of our report dated February 11, 2005 on the consolidated financial statements of First MainStreet Financial Ltd. and subsidiaries. We also consent to the reference to our firm under the captions “Experts” in such Prospectus/Registration Statement.

/s/ MCGLADREY & PULLEN

Des Moines, Iowa

September 30, 2005